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Exhibit 16(iii) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K





Schedule for Computation        Initial
of Fund Performance Data        Invest of:  $1,000,000

                                Offering
BATTERY PARK HIGH YIELD CLASS Y Price/
                                Share=      $10.00
Return Since Inception
  ending 03/31/97               NAV=        $10.00

FYE:  SEPTEMBER 30
                                            Begin                    Capital  Reinvest  Ending               Total
DECLARED: DAILY                 Reinvest    Period      Dividend     Gain     Price     Period      Ending   Invest
PAID:  MONTHLY                  Dates       Shares      /Share       /Share   /Share    Shares      Price    Value
                                10/31/96    100000.000  0.004912684  0.00000  $10.04    100048.931  $10.04   $1,004,491.27
                                11/30/96    100048.931  0.064765587  0.00000  $10.35    100674.992  $10.35   $1,041,986.16
                                12/31/96    100674.992  0.077375907  0.00000  $10.53    101414.766  $10.53   $1,067,897.48
                                1/31/97     101414.766  0.078005541  0.00000  $10.60    102161.078  $10.60   $1,082,907.43
                                2/28/97     102161.078  0.074341151  0.00000  $10.86    102860.413  $10.86   $1,117,064.08
                                3/31/97     102860.413  0.083781602  0.00000  $10.56    103676.493  $10.56   $1,094,823.77
$1,000 (1+T) =                  End Value
T =                             9.48%



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